EXHIBIT 99.1

S1 Corporation Reports First Quarter 2010 Financial Results

Reports $18.1 Million in Net Cash From Operating Activities, a 148% Increase Over First Quarter of 2009

Company Updates Business Segment Reporting Structure to Better Align with Evolving Business Model and Improve Transparency

Adjusts Financial Guidance to Reflect Impact of Recent Events

S1 to Host Conference Call Today at 5:00 PM ET with Presentation Available at www.s1.com in the Investor Relations Section Under "About S1"

NORCROSS, Ga., May 5, 2010 (GLOBE NEWSWIRE) -- S1 Corporation (Nasdaq:SONE), a leading global provider of payments and financial services software solutions, today announced financial results for the first quarter ended March 31, 2010.

Financial Results and Operating Highlights

  Total revenue decreased 12% to $51.2 million in the first quarter of 2010 compared to $58.3 million in the first quarter of 2009.
  U.S. GAAP net loss was $1.1 million, or $0.02 per share, in the first quarter of 2010 compared to U.S. GAAP net income of $8.9 million, or $0.16 per share, in the first quarter of 2009. These figures include stock-based compensation expense of $400,000 and a benefit of $2.5 million in the first quarters of 2010 and 2009, respectively.
  Adjusted EBITDA was $2.8 million in the first quarter of 2010 compared to $10.6 million in the first quarter of 2009. Adjusted EBITDA does not include stock-based compensation expense and is described below and reconciled to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP in Tables 4, 5, 6 and 7.
  Net cash provided by operating activities was $18.1 million and $7.3 million in the first quarter of 2010 and 2009, respectively.
  As of March 31, 2010, the Company had cash and cash equivalents of $48.2 million.
  Added seven net new customers in the first quarter of 2010 including contracts with:
  A U.S. debit network that provides ATM and point-of-sale transaction switching and settlement services for S1's payments solution

  A U.S. West-Coast based commercial bank for S1's corporate online banking solution; and
  A leading designer and manufacturer of consumer electronics, computer software and personal computers for S1's payments solution.
  Closed a number of cross-sales to existing customers including significant transactions with two of the top ten banks in Europe.
  Completed the acquisition of PM Systems Corporation in March 2010.

Johann Dreyer, Chief Executive Officer of S1, said, "As I communicated last quarter, we expected a very soft first quarter largely due to the drop in business with State Farm, the impact of a number of non-recurring professional fees, and the impact of signing more deals where license revenue is recognized over the implementation period using the percentage of completion method. Additionally, our first quarter revenue was impacted by changes in estimates for certain large project implementations.

"As we continue to target larger and more complex sales opportunities, particularly with our payments and corporate online banking solutions, we are experiencing a shift to recognizing more software license revenue using the percentage of completion method. While this shift does have an impact on our current and near-term financial results, we believe it will provide greater longer-term revenue visibility. We expect to continue to see some of the effect of this revenue shift in the second quarter of 2010 with revenue for the remainder of the year increasing as these percentage of completion implementations ramp-up."

To reflect its expectation that a greater number of software licenses will be recognized using the percentage of completion method during the remainder of 2010, S1 has reduced its 2010 financial guidance accordingly.  Based on current assumptions, the Company now expects 2010 total revenue to be approximately $242 to $248 million, adjusted EBITDA to be approximately $39 to $43 million, and cash earnings per share to be approximately $0.48 to $0.54.

Segment Reporting Structure Update

S1 has redefined its business segments and will now report its financial performance based on three operating segments: (1) Payments; (2) Banking: Large Financial Institution; and (3) Banking: Community Financial Institution.

  The Payments segment includes the Company's ATM and point-of-sale driving, card management, and merchant acquiring solutions provided to financial institutions, retailers and transaction processors of all sizes globally.
  The Banking: Large Financial Institution segment includes the Company's consumer, small business and corporate online banking, trade finance, and mobile banking solutions provided to large banks globally, and branch and call center banking solutions provided to large banks outside of the United States.  This segment also contains the Company's non-core custom projects, including State Farm, which are being separately disclosed to provide better visibility into S1's go-forward core business.
  The Banking: Community Financial Institution segment includes the Company's consumer and small business online banking, mobile banking, voice banking, branch and call center banking solutions provided to community and regional banks and credit unions in the United States.

Mr. Dreyer concluded, "The new operating segments more clearly reflect S1's evolving business model and should provide greater visibility into the growth trends of the company. Despite the results of the first quarter, we believe that the fundamentals of our business are strong. The investments we have been making in customer satisfaction and product initiatives are beginning to pay off and should create significant opportunities to increase both revenue and margins in our core business. We believe our prospects are compelling as we continue to focus on creating sustainable long-term growth and value for our shareholders."

Conference Call, Webcast and Slide Information

Management will host a conference call to discuss its first quarter 2010 results on Wednesday, May 5, 2010, at 5:00 p.m. ET. Participants may access the call by dialing (877) 899-9075 (United States) or (706) 758-0819 (international) and entering passcode 70391633. Investors also may access a slide presentation and live audio webcast of this conference call by visiting www.s1.com and entering the Investor Relations section under "About S1".

A replay of the webcast will be available approximately two hours after the conclusion of the call.  A telephone replay also will be available approximately two hours after the conclusion of the call through May 19, 2010. To access the replay, please dial (800) 642-1687 or (706) 645-9291 and enter passcode 70391633.

Financial Information

Financial segment information for the fiscal years ended December 31, 2009, 2008 and 2007, as reported under the new operating segment structure, is available in Appendix A to the Investor Presentations located on the Company's website, www.s1.com, in the Investor Relations section under "About S1".

Non-GAAP Measures and Reconciliation to U.S. GAAP

Our results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").  In addition to U.S. GAAP financial measures, we use non-GAAP measures to evaluate our financial performance, assist management decisions, and in communications with our Board of Directors, stockholders, analysts and investors concerning our financial performance. Although we believe that our presentation of non-GAAP financial measures provide useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with U.S. GAAP. The use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under U.S. GAAP and because they involve the exercise of management's judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement U.S. GAAP financial results. Our non-GAAP financial measures may be different from such measures used by other companies.

We are presenting Adjusted EBITDA, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income for our consolidated results and Operating income for our segment results.  We define Adjusted EBITDA as, in the case of our consolidated results, Net income plus interest and other expense (income), plus income taxes or, in the case of our segment results, Operating income, in each case adjusted for depreciation, amortization of intangibles, and stock-based compensation expense. We believe that excluding depreciation, amortization, stock-based compensation expense, interest and other expense (income) and income taxes provides supplemental information and an alternative presentation useful to investors understanding our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but they are also based on management's estimates of remaining useful lives. Additionally, while stock-based compensation is an important part of overall compensation expense, a portion of our stock-based compensation expense is the result of cash-settled stock appreciation rights that are revalued each quarter for U.S. GAAP earnings based in part on the closing price of our stock on the last day of the quarter. Consequently, fluctuations in our stock price can have a significant impact on our reported U.S. GAAP earnings. See Tables 4, 5, 6 and 7 for reconciliations of non-GAAP Adjusted EBITDA.

We are presenting Cash earnings per share, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income and earnings per share. We define Cash earnings as Net income plus amortization of intangibles, stock-based compensation and deferred income taxes. We calculate Cash earnings per share by adding back the per share impact of adjustments from diluted earnings per share. We believe Cash earnings per share is a useful financial measure which provides supplemental information and an alternative presentation useful to investors understanding trends of our income. Amortization of intangibles is generally expensed over several periods and may not be indicative of current cash expenditures. We believe the exclusion of stock-based compensation provides useful supplemental information to help understand the changes in our earnings per share due to the fluctuations of our cash-settled stock appreciation rights included in stock compensation. We exclude the impact of deferred income taxes on earnings as the temporary differences and the changes in valuation allowances may be misleading for trend analysis. See Table 1 for reconciliation of non-GAAP Cash earnings per share to U.S. GAAP Diluted earnings per share.

About S1 Corporation

Leading banks, credit unions, retailers, and processors need technology that adapts to the complex and challenging needs of their businesses. These organizations want solutions that can respond quickly to changes in the marketplace and help grow their businesses. For more than 20 years, S1 Corporation (Nasdaq:SONE) has been a leader in developing software products that offer flexibility and reliability. Over 3,000 organizations worldwide depend on S1 for payments, online banking, mobile banking, voice banking, branch banking and lending solutions that deliver a competitive advantage. More information is available at www.s1.com.

Forward-Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words "believes," "expects," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" or similar terminology identify forward-looking statements. Forward-looking statements may include projections of our revenue, expenses, Adjusted EBITDA, capital expenditures, earnings per share, product development projects, future economic performance or management objectives. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com  or the SEC's web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement for any reason, even if new information becomes available.

S1 Corporation Consolidated Statements of Operations (In thousands, except share and per share data) (Unaudited) TABLE 1
	Three Months Ended
	3/31/2010	3/31/2009
Revenue:
Software licenses	$ 5,739	$ 9,056
Support and maintenance	15,643	13,827
Professional services	17,430	23,075
Hosting	12,347	12,330
Total revenue	51,159	58,288

Operating expenses:
Cost of software licenses (1)	382	840
Cost of professional services, support and maintenance (1)	19,414	18,260
Cost of hosting (1)	6,668	6,972
Selling and marketing	6,684	6,488
Product development	8,720	8,172
General and administrative	7,047	4,850
Depreciation and amortization	2,386	2,573
Total operating expenses	51,301	48,155
Operating (loss) income	(142)	10,133

Interest income	56	122
Interest expense	(120)	(160)
Other non-operating (expense) income	(157)	48
Interest and other (expense) income, net	(221)	10

(Loss) income before income tax expense	(363)	10,143
Income tax expense	(693)	(1,199)
Net (loss) income	$ (1,056)	$ 8,944

(Loss) earnings per share:
Basic	$ (0.02)	$ 0.16
Diluted	$ (0.02)	$ 0.16

Weighted average common shares outstanding - basic	51,743,567	52,833,689
Weighted average common shares outstanding - diluted	51,743,567	53,433,880

Reconciliation to Cash (loss) earnings per share:
Diluted (loss) earnings per share	$ (0.02)	$ 0.16
Amortization of intangibles	0.01	0.01
Stock-based compensation expense	--	(0.04)
Deferred income taxes	--	--
Non-GAAP Cash (loss) earnings per share	$ (0.01)	$ 0.13

(1) Excludes charges for depreciation. Cost of software licenses includes amortization of acquired technology.

S1 Corporation Consolidated Balance Sheets (In thousands, except share data) (Unaudited) TABLE 2

	March 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$ 48,243	$ 61,784
Accounts receivable, net	53,455	64,470
Prepaid expenses	5,272	4,729
Other current assets	8,292	4,931
Total current assets	115,262	135,914
Property and equipment, net	22,394	23,018
Intangible assets, net	13,881	4,895
Goodwill, net	145,694	126,605
Other assets	7,647	9,634
Total assets	$ 304,878	$ 300,066

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 8,618	$ 7,707
Accrued compensation and benefits	9,144	11,569
Current portion of debt obligation	5,830	1,170
Accrued restructuring	2,278	2,096
Income taxes payable	2,108	1,586
Deferred revenues	33,567	26,837
Other current liabilities	2,424	2,007
Total current liabilities	63,969	52,972
Debt obligation, excluding current portion	34	5,026
Accrued restructuring, excluding current portion	857	1,381
Other liabilities	2,377	2,046
Total liabilities	$ 67,237	$ 61,425

Stockholders' equity:
Preferred stock	10,000	10,000
Common stock	518	517
Additional paid-in-capital	1,788,788	1,787,772
Accumulated deficit	(1,558,590)	(1,557,534)
Accumulated other comprehensive loss	(3,075)	(2,114)
Total stockholders' equity	237,641	238,641
Total liabilities and stockholders' equity	$ 304,878	$ 300,066

Preferred shares issued and outstanding	749,064	749,064
Common shares issued and outstanding	51,753,494	51,712,710

S1 Corporation Consolidated Statements of Cash Flows (In thousands) (Unaudited) TABLE 3
	Three Months Ended
	3/31/2010	3/31/2009

Cash flows from operating activities:
Net (loss) income	$ (1,056)	$ 8,944
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization	2,565	3,031
Provision for doubtful accounts receivable and billing adjustments	48	399
Deferred income taxes	(106)	(28)
Stock based compensation expense (benefit)	373	(2,531)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	11,548	(9,588)
(Increase) decrease in prepaid expenses and other assets	(405)	310
Increase (decrease) in accounts payable and other liabilities	382	(389)
Decrease in accrued compensation and benefits	(2,107)	(2,267)
Increase in income taxes payable	498	935
Increase in deferred revenue	6,334	8,473
Net cash provided by operating activities	18,074	7,289
Cash flows from investing activities:
Maturities of investment securities	--	686
Purchases of investment securities	(1,117)	--
Acquisition, net of acquired cash	(29,249)	--
Purchases of property, equipment and technology	(908)	(3,022)
Net cash used in investing activities	(31,274)	(2,336)
Cash flows from financing activities:
(Payments) proceeds from exercise of employee stock awards	(48)	154
Payments on capital leases and debt obligations	(332)	(1,930)
Net cash used in financing activities	(380)	(1,776)
Effect of exchange rate changes on cash and cash equivalents	39	(629)
Net (decrease) increase in cash and cash equivalents	(13,541)	2,548
Cash and cash equivalents at beginning of period	61,784	63,840
Cash and cash equivalents at end of period	$ 48,243	$ 66,388

S1 Corporation Consolidated Statements of Operations (In thousands) (Unaudited) TABLE 4
	Three Months Ended
	3/31/2010	3/31/2009
Revenue:
Software licenses	$ 5,739	$ 9,056
Support and maintenance	15,643	13,827
Professional services	17,430	23,075
Hosting	12,347	12,330
Total revenue	51,159	58,288

Operating expenses:
Cost of software licenses	382	840
Cost of professional services, support and maintenance	19,414	18,260
Cost of hosting	6,668	6,972
Selling and marketing	6,684	6,488
Product development	8,720	8,172
General and administrative	7,047	4,850
Depreciation and amortization	2,386	2,573
Total operating expenses (1)	51,301	48,155
Operating (loss) income	(142)	10,133

Interest income	56	122
Interest expense	(120)	(160)
Other non-operating (expense) income	(157)	48
Interest and other (expense) income, net	(221)	10

(Loss) income before income tax expense	(363)	10,143
Income tax expense	(693)	(1,199)
Net (loss) income	$ (1,056)	$ 8,944

Reconciliation to Adjusted EBITDA:
Net (loss) income	$ (1,056)	$ 8,944
Interest and other expense (income), net	221	(10)
Income tax expense	693	1,199
Depreciation	2,054	2,291
Amortization	511	740
Stock-based compensation expense (benefit)	373	(2,531)
Non-GAAP Adjusted EBITDA	$ 2,796	$ 10,633

(1) Includes stock-based compensation expense (benefit) of:
Cost of professional services, support and maintenance	$ 67	$ (152)
Cost of hosting	31	20
Selling and marketing	(76)	(1,220)
Product development	(23)	(130)
General and administrative	374	(1,049)
Stock based compensation expense (benefit)	$ 373	$ (2,531)

S1 Corporation Payments Segment Statements of Operations (In thousands) (Unaudited) TABLE 5
	Three Months Ended
	3/31/2010	3/31/2009
Revenue:
Software licenses	$ 3,325	$ 4,998
Support and maintenance	5,301	4,073
Professional services	3,904	3,376
Hosting	306	153
Total revenue	12,836	12,600

Operating expenses:
Cost of software licenses	114	305
Cost of professional services, support and maintenance	4,352	3,060
Cost of hosting	212	145
Selling and marketing	2,982	2,926
Product development	1,455	1,113
General and administrative	2,034	1,064
Depreciation and amortization	467	423
Total operating expenses (1)	11,616	9,036
Operating income	$ 1,220	$ 3,564

Reconciliation to Adjusted EBITDA:
Operating income	$ 1,220	$ 3,564
Depreciation	345	301
Amortization	122	428
Stock-based compensation expense (benefit)	158	(434)
Non-GAAP Adjusted EBITDA	$ 1,845	$ 3,859

(1) Includes stock-based compensation expense (benefit) of:
Cost of professional services, support and maintenance	$ 16	$ (198)
Cost of hosting	4	--
Selling and marketing	26	50
Product development	20	29
General and administrative	92	(315)
Stock based compensation expense (benefit)	$ 158	$ (434)

S1 Corporation Banking: Large Financial Institution Segment Statements of Operations (In thousands) (Unaudited) TABLE 6
	Three Months Ended
	3/31/2010	3/31/2009
Revenue:
Software licenses	$ 645	$ 2,469
Support and maintenance	5,246	4,971
Professional services	12,649	18,513
Hosting	6,199	7,240
Total revenue	24,739	33,193

Operating expenses:
Cost of software licenses	128	310
Cost of professional services, support and maintenance	9,901	11,537
Cost of hosting	3,720	4,016
Selling and marketing	2,280	2,019
Product development	4,221	5,055
General and administrative	3,175	2,657
Depreciation and amortization	1,088	1,308
Total operating expenses (1)	24,513	26,902
Operating income	$ 226	$ 6,291

Reconciliation to Adjusted EBITDA:
Operating income	$ 226	$ 6,291
Depreciation	1,088	1,308
Amortization	61	61
Stock-based compensation expense (benefit)	124	(1,514)
Non-GAAP Adjusted EBITDA	$ 1,499	$ 6,146

(1) Includes stock-based compensation expense (benefit) of:
Cost of professional services, support and maintenance	$ 44	$ 38
Cost of hosting	12	2
Selling and marketing	(119)	(1,074)
Product development	(17)	(170)
General and administrative	204	(310)
Stock based compensation expense (benefit)	$ 124	$ (1,514)

S1 Corporation Banking: Community Financial Institution Segment Statements of Operations (In thousands) (Unaudited) TABLE 7
	Three Months Ended
	3/31/2010	3/31/2009
Revenue:
Software licenses	$ 1,769	$ 1,589
Support and maintenance	5,096	4,783
Professional services	877	1,186
Hosting	5,842	4,937
Total revenue	13,584	12,495

Operating expenses:
Cost of software licenses	140	225
Cost of professional services, support and maintenance	5,161	3,663
Cost of hosting	2,736	2,811
Selling and marketing	1,422	1,543
Product development	3,044	2,004
General and administrative	1,838	1,129
Depreciation and amortization	831	842
Total operating expenses (1)	15,172	12,217
Operating (loss) income	$ (1,588)	$ 278

Reconciliation to Adjusted EBITDA:
Operating (loss) income	$ (1,588)	$ 278
Depreciation	621	682
Amortization	328	251
Stock-based compensation expense (benefit)	91	(583)
Non-GAAP Adjusted EBITDA	$ (548)	$ 628

(1) Includes stock-based compensation expense (benefit) of:
Cost of professional services, support and maintenance	$ 7	$ 8
Cost of hosting	15	18
Selling and marketing	17	(196)
Product development	(26)	11
General and administrative	78	(424)
Stock based compensation expense (benefit)	$ 91	$ (583)
CONTACT:  S1 Corporation
          Investor Contact:
          Paul M. Parrish, Chief Financial Officer
          404.923.3500
          paul.parrish@s1.com